Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National AMT-Free Muni Bond ETF (ISHMUNI)
BlackRock Municipal Income Investment Quality Trust (BAF)
BlackRock Municipal Income Investment Trust (BBF)
BlackRock Municipal Bond Investment Trust (BIE)
BlackRock National Municipal Fund of Blackrock Municipal
Bond Fund, Inc. (BR-NATL)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Municipal Opportunities Fund of
BlackRock Series Trust (BR-SMO-IG)
BlackRock MuniHoldings Investment Quality Fund (MFL)
BlackRock MuniYield Investment Quality Fund (MFT)
BlackRock MuniHoldings Quality Fund II, Inc. (MUE)
BlackRock MuniHoldings Quality Fund, Inc. (MUS)
BlackRock MuniYield Investment Fund (MYF)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
06-19-2014

Security Type:
BND/MUNI

Issuer
Chicago Transit Authority-Sales Tax
Receipts revenue Bonds (Series 2014)

Selling
Underwriter
Loop Capital Markets, LLC

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Loop Capital Markets, Barclays Capital
Inc., Morgan Stanley & Co. LLC, William
Blair & Company,L.L.C., Cabrera Capital
Markets,LLC, Blaylock Beal Van,LLC,
Estrada Hinojosa & Company, Piper Jaffray,
PNC Capital Markets LLC,RBC Capital
Markets, Siebert Brandford Shank & Co.


Transaction Details

Date of Purchase
06-19-2014

Purchase
Price/Share
(per share / %
of par)
$108.165
$107.286
$108.500

Total
Commission,
Spread or
Profit
0.536766

1.	Aggregate Principal Amount Purchased
(a+b)
$43,500,000

a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$39,500,000

b.	Other BlackRock Clients
$4,000,000

2.	Aggregate Principal Amount of
Offering
$555,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.07837


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[ ] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[X] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 07-03-2014

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date: 07-03-2014

Global Syndicate Team
Member